Exhibit 1

Execution Copy

LASALLE HOTEL PROPERTIES

(a Maryland real estate investment trust)

3,050,000 8% Series E Cumulative Redeemable Preferred Shares*

UNDERWRITING AGREEMENT

Dated: February 3, 2006

*	Plus an option to purchase from LaSalle Hotel Properties up to 450,000 additional shares.

Table of Contents

SECTION 1. Representations and Warranties		2

(a)	Representations and Warranties by the Company and the Operating Partnership	2
(b)	Officer’s Certificates	15

SECTION 2. Sale and Delivery to Raymond James; Closing		15

(a)	Initial Securities	15
(b)	Option Securities	15
(c)	Payment	15
(d)	Denominations; Registration	16

SECTION 3. Covenants of the Company		16

(a)	Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees	16
(b)	Filing of Amendments and Exchange Act Documents	17
(c)	Delivery of Registration Statements	17
(d)	Delivery of Prospectuses	17
(e)	Continued Compliance with Securities Laws	18
(f)	Permitted Free Writing Prospectuses	18
(g)	Blue Sky Qualifications	18
(h)	Rule 158	19
(i)	Use of Proceeds	19
(j)	REIT Qualification	19
(k)	No Manipulation of Market for Securities	19
(l)	NYSE Listing	19
(m)	Lock-Up Agreement	19
(n)	Information Furnished by Raymond James	20
(o)	Disclaimer of Fiduciary Relationship	20

SECTION 4. Payment of Expenses		20

(a)	Expenses	20
(b)	Termination of Agreement	21

SECTION 5. Conditions of Raymond James’ Obligations		21

(a)	Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee	21
(b)	Opinion of Counsel for Company	21
(c)	Opinion of Counsel for Raymond James	22
(d)	Officers’ Certificate	22
(e)	Accountant’s Comfort Letter	22
(f)	Bring-down Comfort Letter	23
(g)	NYSE Listing	23
(h)	Conditions to Purchase of Option Securities	23
(i)	Additional Documents	23

i

(j) Termination of Agreement	24

SECTION 6. Indemnification	24

(a) Indemnification of Raymond James	24
(b) Indemnification of Company, Trustees and Officers	25
(c) Actions against Parties; Notification	25

SECTION 7. Contribution	26

SECTION 8. Representations, Warranties and Agreements to Survive	27

SECTION 9. Termination of Agreement	27

(a) Termination; General	27
(b) Liabilities	28

SECTION 10. Notices	28

SECTION 11. Parties	28

SECTION 12. Integration	28

SECTION 13. Governing Law and Time	28

SECTION 14. Effect of Headings	28

ii

LASALLE HOTEL PROPERTIES

(a Maryland real estate investment trust)

3,050,000 8% Series E Cumulative Redeemable Preferred Shares

(Liquidation Preference $25 Per Share)

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

February 3, 2006

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), confirms its agreement with Raymond James & Associates, Inc. (“Raymond James”) with respect to the issue and sale by the Company and the purchase by Raymond James of 3,050,000 of the Company’s 8% Series E Cumulative Redeemable Preferred Shares (liquidation preference $25 per share), par value $.01 per share (the “Series E Shares”), and with respect to the grant by the Company to Raymond James of the option described in Section 2(b) hereof to purchase all or any part of 450,000 additional Series E Shares. The aforesaid 3,050,000 Series E Shares (the “Initial Securities”) to be purchased by Raymond James and all or any part of the 450,000 Series E Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter collectively called the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-131384), including the related prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item

12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to Raymond James for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and the prospectus that forms a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company will contribute the net proceeds from the sale of the Securities to LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and in exchange therefor, at the Closing Time (as defined in Section 2(c)) or Date of Delivery (as defined in Section 2(b)), as applicable, the Operating Partnership will issue to the Company Series E units of limited partnership interest in the Operating Partnership having an aggregate liquidation preference equal to the aggregate liquidation preference of such Securities and having terms substantially equivalent to the economic terms of the Securities (the “Series E Units”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The term “Subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to Raymond James as of the date hereof, the Initial Sale Time referred to in Section 1(a)(ii) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of the Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with Raymond James, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on January 30, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to Raymond James pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Closing Time the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to Raymond James for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time (as defined below) the Statutory Prospectus (as defined below), any Issuer Free Writing Prospectus (as defined below) identified on Schedule I hereto and the information included on Schedule II hereto, all considered together (collectively, the “Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the Disclosure Package made in reliance upon and in conformity with information relating to Raymond James furnished to the Company in writing by Raymond James expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the Disclosure Package, it being understood and agreed that the only such information furnished by Raymond James consists of the information described as such in Section 3(n) hereof.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 2:00 pm (Eastern time) on February 3, 2006 or such other time as agreed by the Company and Raymond James.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus attached to Schedule I hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date of which the Company notified or notifies Raymond James as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Raymond James specifically for use therein, it being understood and agreed that the only such information furnished by Raymond James consists of the information described as such in Section 3(n) hereof.

(v) Independent Accountants. The accounting firm that certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements pursuant to Rule 3-05 or proforma financial statement in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(vii) No Material Adverse Change in Business. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise and (C) except for regular monthly dividends on the Company’s common shares of beneficial interest, par value $.01 per share, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s 10-1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share, regular quarterly distributions on the Company’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference

$25 per share), par value $.01 per share, regular quarterly distributions on the Company’s 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share, if any, regular quarterly distributions on the Company’s 7.5% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), par value $.01 per share and regular monthly and quarterly distributions on the Units, the series A preferred units of limited partnership in the Operating Partnership (the “Series A Units”), the series B preferred units of limited partnership in the Operating Partnership (the “Series B Units”), the series C preferred units of limited partnership in the Operating Partnership (the “Series C Units”) and the series D preferred units of limited partnership in the Operating Partnership (the “Series D Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

(viii) Good Standing of the Company. The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland, with full trust power and authority to own and lease its properties and to conduct its business as described in the Disclosure Package and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Disclosure Package and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units, Series A Units, Series B Units and Series D Units as disclosed in the Disclosure Package as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, as amended by the First Amendment thereto, dated as of March 6, 2002 and the Second Amendment thereto, dated as of September 30, 2003 (collectively, the “Operating Partnership Agreement”), is in full force and effect.

(x) Good Standing of Subsidiaries. The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X are (i) the Subsidiaries listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K, (ii) LHO Backstreets Lessee, L.L.C., (iii) LHO Backstreets, L.L.C., (iv) Westban Hotel Investors, LLC, (v) LHO Tom Joad Circle DC, LLC, (vi) LHO Mission Bay Rosie Hotel, LLC, (vii) LHO Badlands, LLC and (viii) LHO Le Parc, LLC. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in each of the Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(xi) Capitalization. If the Disclosure Package or the Prospectus contains a “Capitalization” section, the authorized, issued and outstanding capital shares of the Company are as set forth in the column entitled “Actual” under such section (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Prospectus). The issued and outstanding capital shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Units and Preferred Units. All issued and outstanding Units, Series A Units, Series B Units, Series C Units and Series D Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws. The Series E Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the net proceeds of the offering, will be validly issued, fully paid and non-assessable, and the issuance of such Series E Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Operating Partnership.

(xiii) Authorization and Description of Securities. The Securities to be purchased by Raymond James from the Company have been duly authorized for issuance and sale to Raymond James pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. At or prior to the Closing Time, the Company will have executed and filed, articles supplementary to the Company’s Articles of Amendment and Restatement of Declaration of Trust, dated as of April 24, 1998, as amended and supplemented (the “Declaration of Trust”), with the Maryland State Department of Assessments and Taxation establishing the terms of the Securities (the “Articles Supplementary”). The Securities conform to all statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the Articles Supplementary. No holder of the Securities will be subject to personal liability by reason of being such a holder. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Declaration of Trust, the Amended and Restated Bylaws of the Company (the “Bylaws”) and requirements of the New York Stock Exchange.

(xiv) Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding obligation of the Company and the Operating Partnership enforceable in accordance with its terms except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof and except as enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(xv) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its declaration of trust, partnership agreement, charter, by-laws or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations or defaults of any Agreements and Instruments or Laws that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the

Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or of any Laws except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xix) REIT Qualification. Commencing with its taxable year ended December 31, 1998, the Company has been, and upon the sale of the Securities, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Disclosure Package will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Operating Partnership will be taxed as a partnership for federal income tax purposes.

(xx) Investment Company Act. None of the Company, the Operating Partnership or any Subsidiary is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in each of the Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxi) Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the 1933 Act or as required under state securities laws or the rules of the National Association of Securities Dealers, Inc.

(xxiii) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result, singly or in the aggregate, in a Material Adverse Effect; the

Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv) Title to Property. The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and insurable title to all real property owned, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Disclosure Package or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, the Subsidiaries or the applicable joint ventures. Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a material adverse effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Operating Partnership and the Subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership and the Subsidiaries except in any case where such action or proceeding would not have a material adverse effect on the conditions, operations, prospects or earnings of the property. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Disclosure Package, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Disclosure Package or as would not result in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.

(xxv) Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxvi) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Disclosure Package (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Disclosure Package are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(xxvii) Real Property. The real property of the Company, the Operating Partnership and their Subsidiaries is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures.

(xxviii) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxix) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package.

(xxx) Insurance. The Company, the Operating Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

(xxxi) Disclosure Controls and Procedures; Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a role in the Company’s internal controls; and any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxii) Environmental Laws. Except as described in the Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership and the Subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxiii) Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for those that have been effectively waived or are inapplicable to the offering hereby.

(xxxiv) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries and any of the officers, trustees and directors of the Company, the Operating Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their Subsidiaries delivered to Raymond James or to counsel for Raymond James shall be deemed a representation and warranty by such person or entity, as the case may be, to Raymond James as to the matters covered thereby.

SECTION 2. Sale and Delivery to Raymond James; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Raymond James, and Raymond James agrees to purchase from the Company, at the price per share of $24.4096, 3,050,000 Initial Securities. The Company understands that Raymond James proposes to make a public offering of the Securities at the initial price to public indicated on the Pricing Script attached to Schedule II hereto.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Raymond James to purchase up to an additional 450,000 Series E Shares at the price per share of $24.4096, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part once only upon notice by Raymond James to the Company setting forth the number of Option Securities as to which Raymond James is exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery (“Date of Delivery”) shall be determined by Raymond James, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the New York offices of Sidley Austin LLP, or at such other place as shall be agreed upon by Raymond James and the Company, at 10:00 a.m. (Eastern time) on February 8, 2006, or such other time not later than ten business days after such date as shall be agreed upon by Raymond James and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by Raymond James, payment of the purchase price for, and delivery of certificates for, such Option

Securities shall be made on the Date of Delivery as specified in the notice from Raymond James to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Raymond James of certificates for the Securities to be purchased by Raymond James. The Initial Securities and, if any, the Option Securities will be delivered to Raymond James in book-entry form through the facilities of The Depository Trust Company.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as Raymond James may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. Certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by Raymond James in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with Raymond James as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify Raymond James immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule

456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents. Until the distribution of the Securities by Raymond James is complete, the Company will give Raymond James notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish Raymond James with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Raymond James or counsel for Raymond James shall reasonably object. The Company agrees, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company has given Raymond James notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Initial Sale Time; the Company will give Raymond James notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations during the period from the Initial Sale Time to the Closing Time and will furnish Raymond James with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which Raymond James or counsel for Raymond James shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will on request deliver to Raymond James and counsel for Raymond James, without charge, one signed copy of the Original Registration Statement and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) or otherwise deemed to be a part thereof and signed copies of all consents and certificates of experts, and will also on request deliver to Raymond James, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits). The copies of the Original Registration Statement and each amendment thereto furnished to Raymond James will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to Raymond James, without charge, as many copies of each preliminary prospectus as Raymond James reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Raymond James, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as Raymond James may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Raymond James will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities by Raymond James or a dealer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Raymond James or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to Raymond James such number of copies of such amendment, supplement or new registration statement as Raymond James may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus until the distribution of the Securities by Raymond James is complete there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Raymond James and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of Raymond James, and Raymond James agrees that, unless it obtains the prior consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of Raymond James shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Company and Raymond James is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with Raymond James, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Raymond James may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified under the caption “Use of Proceeds” in the Prospectus.

(j) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company’s securityholders to remain so qualified.

(k) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by Raymond James as contemplated herein or in the Disclosure Package or the Prospectus, neither the Company nor the Operating Partnership has or will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (ii) until the Closing Date, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(l) NYSE Listing. The Company will use its best efforts to list the Securities on the New York Stock Exchange.

(m) Lock-Up Agreement. For a period of 30 days after the date of the Prospectus, the Company will not directly or indirectly, (i) offer, pledge, sell, or contract to sell any Series E Shares, (ii) sell any option or contract to sell any Series E Shares, (iii) purchase any option or contract to sell any Series E Shares, (iv) grant any option, right or warrant to purchase any Series E Shares, (v) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Series E Shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (vi) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with Series E Shares, (vii) except as expressly provided for in this section, file with the Commission a registration statement under the 1933 Act relating to any additional Series E Shares or securities convertible into or exchangeable or exercisable for shares, or (viii) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of Raymond James; provided, however, that the Company shall not be restricted from issuing shares or options, warrants, partnership units or other securities convertible into shares (A) upon the exercise of outstanding employee share options and options pursuant to employee benefit plans, (B) pursuant to non-employee trustee share plans, (C) pursuant to any dividend reinvestment plan of the Company, (D) pursuant to employee option plans in the ordinary course of business, (E) upon conversion of any currently outstanding convertible securities, and shall not be restricted from issuing preferred or common units of limited partnership interest in the Operating Partnership as full or partial consideration for the acquisition from a third party of properties directly or indirectly by the Company or one of its Subsidiaries or filing a registration statement under the 1933 Act covering the resale of the shares into which the Series E Units or other units of limited partnership interest in the Operating Partnership are convertible.

(n) Information Furnished by Raymond James. The Company acknowledges that the sentences and the paragraphs relating to stabilization appearing under the caption “Underwriting” in the Prospectus constitute the only information furnished by Raymond James as such information is referred to in Sections 1(a)(i), 1(a)(iv), 6(a) and 6(b) hereof.

(o) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and Raymond James, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction Raymond James is and has been acting solely as a principal and are as the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) Raymond James has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether Raymond James has advised or is currently advising the Company on other matters) and Raymond James has no obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) Raymond James and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) Raymond James has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation (exclusive of fees and disbursements of counsel for Raymond James), printing and delivery to Raymond James of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to Raymond James, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to Raymond James, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, (vi) the printing and delivery to Raymond James of copies of each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by Raymond James caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by Raymond James in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse Raymond James for all of its out-of-pocket expenses, including the reasonable fees and disbursements of its counsel.

SECTION 5. Conditions of Raymond James’ Obligations. The obligations of Raymond James hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Raymond James. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company.

(i) At Closing Time, Raymond James shall have received the favorable opinion, dated as of Closing Time, of DLA Piper Rudnick Gray Cary US LLP, counsel for the Company and the Operating Partnership to the effect set forth in Exhibit A hereto and to such further effect as counsel to Raymond James may reasonably request.

(ii) At Closing Time, Raymond James shall have received the favorable opinion, dated as of the Closing Time, of Hagan & Vidovic, L.L.P., special counsel for the Company and the Operating Partnership to the effect set forth in Exhibit B hereto and to such further effect as counsel to Raymond James may reasonably request.

(c) Opinion of Counsel for Raymond James. At Closing Time, Raymond James shall have received the favorable opinion of its counsel, Sidley Austin LLP, dated the Closing Date, with respect to the Securities, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as Raymond James may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Prospectus, or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Raymond James shall have received a certificate of the president or an executive vice president of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, at Closing Time, Raymond James shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, to the effect as counsel to Raymond James may reasonably request.

(e) Accountant’s Comfort Letter. At the time of execution of this Agreement, Raymond James shall have received from KPMG LLP a letter dated such date with respect to (i) the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statement and the Prospectus and (ii) the financial statements and certain financial information of Westban Hotel Venture, incorporated by reference in the Registration Statement and the Prospectus, each such letter substantially in the form approved by Raymond James before the execution of this Agreement.

(f) Bring-down Comfort Letter. At Closing Time, Raymond James shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” referred to shall be a date not more than, three days prior to the Closing Time.

(g) NYSE Listing. The Securities shall have been approved for listing, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of issuance.

(h) Conditions to Purchase of Option Securities. In the event that Raymond James exercise its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of the Date of Delivery and, at the Date of Delivery, Raymond James shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the president or an executive vice president of the Company, and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of DLA Piper Rudnick Gray Cary US LLP, counsel for the Company and the Operating Partnership, and Hagan & Vidovic, L.L.P., special counsel for the Company and the Operating Partnership, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Raymond James. The favorable opinion of Sidley Austin LLP, counsel for Raymond James, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. Letter from KPMG LLP dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Raymond James pursuant to Section 5(f) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(i) Additional Documents. At Closing Time and at the Date of Delivery counsel for Raymond James shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to Raymond James and its counsel.

(j) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on the Date of Delivery that is after the Closing Time, the obligations of Raymond James to purchase the relevant Option Securities, may be terminated by Raymond James by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Raymond James. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless Raymond James and each person, if any, who controls Raymond James within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred by Raymond James or any such person, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, by Raymond James or any such person, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred by Raymond James or any such person (including the fees and disbursements of counsel chosen by Raymond James), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Raymond James expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(n) herein.

(b) Indemnification of Company, Trustees and Officers. Raymond James agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, trustee, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Raymond James expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(n) herein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Raymond James, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and Raymond James on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of Raymond James on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and Raymond James on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by Raymond James, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership on the one hand and Raymond James on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by Raymond James and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and Raymond James agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, Raymond James shall not be required to contribute any amount in excess of the amount of the underwriting discount or commission applicable to the Securities purchased by it hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each director, officer, employee or affiliate of Raymond James and each person, if any, who controls Raymond James within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Raymond James, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Raymond James or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to Raymond James and shall survive the termination of this Agreement.

SECTION 9. Termination of Agreement.

(a) Termination; General. Raymond James may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of Raymond James, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, Inc., or if trading generally on the American Stock Exchange or the New York Stock Exchange, Inc. or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party. Notices to Raymond James shall be directed to: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716, attention of Vivek Seth; notices to the Company and the Operating Partnership shall be directed to it at 3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814, attention of Hans S. Weger, Executive Vice President.

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon Raymond James, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Raymond James, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Raymond James and the Company and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Raymond James shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and Raymond James, or any of them, with respect to the subject matter hereof.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with its counterparts, will become a binding agreement among Raymond James, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

LASALLE HOTEL PROPERTIES

By:	/s/ Hans Weger
Name: Hans Weger
Title: Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

By: LaSalle Hotel Properties, its general partner

By:	/s/ Hans Weger
Name: Hans Weger
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Authorized Signatory